Exhibit 99.1

Immunovant Provides Corporate Updates and Reports Financial Results for the Quarter Ended June 30, 2026

•All IMVT-1402 clinical development timelines remain on track, including ongoing studies in Graves’ disease (GD), myasthenia gravis (MG), chronic inflammatory demyelinating polyneuropathy (CIDP), difficult-to-treat rheumatoid arthritis (D2T RA), Sjögren’s disease (SjD) and cutaneous lupus erythematosus (CLE)

•Current cash balance provides runway to the potential launch of IMVT-1402 in GD

•Roivant will host a live conference call and webcast at 8:00 a.m. ET on Thursday, August 6, 2026

DURHAM, N.C. August 6, 2026 – Immunovant (Nasdaq: IMVT), a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases, today reported corporate updates and financial results for its first fiscal quarter ended June 30, 2026.

Recent Highlights and Upcoming Milestones:

Immunovant’s development plans for IMVT-1402 remain on track across all six announced indications. The Company expects to provide further updates on its potentially registrational IMVT-1402 D2T RA program and report topline data from the proof-of-concept trial of IMVT-1402 in CLE in the second half of calendar year 2026. In calendar year 2027, topline data are anticipated for the potentially registrational trials evaluating IMVT-1402 in GD and MG. Topline data are expected to follow in calendar year 2028 for the potentially registrational trials of IMVT-1402 in CIDP and SjD.

Financial Highlights for Fiscal First Quarter Ended June 30, 2026:

Cash Position: As of June 30, 2026, Immunovant’s cash and cash equivalents totaled $797.8 million, providing runway to the potential commercial launch of IMVT-1402 in GD, based on our current operating plan.

Research and Development Expenses: Research and development (R&D) expenses were $142.6 million for the three months ended June 30, 2026, compared to $101.2 million for the three months ended June 30, 2025. The increase was primarily due to activities related to our clinical trials of IMVT-1402, including contract manufacturing costs, partially offset by lower overall costs as we wind-down our batoclimab clinical trials.

Non-GAAP R&D expenses were $135.4 million for the three months ended June 30, 2026, compared to $93.3 million for the three months ended June 30, 2025.

General and Administrative Expenses: General and administrative (G&A) expenses were $17.7 million for the three months ended June 30, 2026, compared to $26.0 million for the three months ended June 30, 2025. The decrease was primarily due to lower personnel-related expenses, professional fees, market research costs and information technology costs.

Non-GAAP G&A expenses were $11.2 million for the three months ended June 30, 2026, compared to $15.4 million for the three months ended June 30, 2025.

Net Loss: Net loss was $153.2 million ($0.75 per common share) for the three months ended June 30, 2026, compared to $120.6 million ($0.71 per common share) for the three months ended June 30, 2025. Net loss for the three months ended June 30, 2026 and June 30, 2025 included $13.8 million and $18.5 million, respectively, related to non-cash stock-based compensation expense. Non-GAAP net loss was $139.4 million for the three months ended June 30, 2026, compared to $102.1 million for the three months ended June 30, 2025.

Common Stock: As of June 30, 2026, there were 206,264,878 shares of common stock issued and outstanding.

Non-GAAP Financial Measures: In addition to reporting the financial results in accordance with accounting principles generally accepted in the United States of America (GAAP), Immunovant reports certain financial results that differ from what is reported under GAAP. Immunovant believes these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by institutional investors and the analyst community to help them analyze the health of Immunovant’s business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, Immunovant’s financial results prepared in accordance with GAAP. Other companies, including companies in Immunovant’s industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

About Immunovant, Inc.

Immunovant, Inc. is a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases and is a majority-owned subsidiary of Roivant (Nasdaq: ROIV). As a trailblazer in anti-FcRn technology, the Company is developing innovative, targeted therapies to meet the complex and variable needs of people with autoimmune diseases. For additional information on the Company, please visit immunovant.com.

Investor Conference Call Information

Roivant will host a live conference call and webcast at 8:00 a.m. ET on Thursday, August 6, 2026.

To access the conference call by phone, please register online using this Registration link. The presentation and webcast details will also be available under “Events & Presentations” in the Investors section of the Immunovant website at https://www.immunovant.com/investors/news-events/ir-calendar. The archived webcast will be available on Immunovant’s website after the conference call.

Forward-Looking Statements
This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “can,” “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” “design,” “plan,” “intend,” and other similar expressions are intended to identify forward-looking statements. Such forward looking statements include statements regarding Immunovant’s progress towards developing IMVT-1402 across a broad range of indications; Immunovant’s expectations regarding the availability of results of clinical trials of IMVT-1402 and whether those results may be adequate to support registration; and the Company’s beliefs regarding the potential sufficiency of its cash runway. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others:

Immunovant may not be able to protect or enforce its intellectual property rights; initial results or other preliminary analyses or results of early clinical trials may not be predictive final trial results or of the results of later clinical trials; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued development of Immunovant’s product candidates, including the number and timing of the commencement of additional clinical trials; Immunovant’s scientific approach, clinical trial design, indication selection, regulatory strategy, and general development progress; future clinical trials may not confirm any safety, potency, or other product characteristics described or assumed in this press release; any product candidate that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant’s product candidates may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the potential impact of global factors, such as international trade tariffs, geopolitical tensions, and adverse macroeconomic conditions on Immunovant’s business operations and supply chain, including its clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval, and commercialization of IMVT-1402; Immunovant is at various stages of clinical development for IMVT-1402; and Immunovant will require additional capital to fund its operations and advance IMVT-1402 through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s Annual Report on Form 10-K filed with the SEC on May 20, 2026, and Immunovant’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

IMMUNOVANT, INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,
	2026	2025
Operating expenses:
Research and development	$142,631	$101,200
General and administrative	17,692	26,024
Total operating expenses	160,323	127,224
Interest income, net	(7,095)	(6,337)
Other income, net	(4)	(1,187)
Loss before provision for income taxes	(153,224)	(119,700)
Provision for income taxes	—	913
Net loss	$(153,224)	$(120,613)
Net loss per common share – basic and diluted	$(0.75)	$(0.71)
Weighted-average common shares outstanding – basic and diluted	205,545,373	170,872,994

IMMUNOVANT, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	June 30, 2026	March 31, 2026
Assets
Current assets:
Cash and cash equivalents	$797,798	$902,110
Accounts receivable	697	1,133
Prepaid expenses and other current assets	52,683	45,576
Total current assets	851,178	948,819
Property and equipment, net	351	443
Other assets	961	7,752
Total assets	$852,490	$957,014
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,138	$7,541
Accrued expenses and other current liabilities	106,964	96,881
Total current liabilities	117,102	104,422
Total liabilities	117,102	104,422
Commitments and contingencies
Stockholders’ equity:
Series A preferred stock, par value $0.0001 per share, 10,000 shares authorized, issued and outstanding at June 30, 2026 and March 31, 2026	—	—
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2026 and March 31, 2026	—	—
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 206,264,878 shares issued and outstanding at June 30, 2026 and 500,000,000 shares authorized, 203,940,353 shares issued and outstanding at March 31, 2026	20	20
Additional paid-in capital	2,632,996	2,596,971
Accumulated other comprehensive income	725	730
Accumulated deficit	(1,898,353)	(1,745,129)
Total stockholders’ equity	735,388	852,592
Total liabilities and stockholders’ equity	$852,490	$957,014

IMMUNOVANT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

		Three months ended June 30,
	Note	2026	2025

Net loss:		$(153,224)	$(120,613)
Adjustments
Research and development:
Stock-based compensation	(1)	7,254	7,865
General and administrative:
Stock-based compensation	(1)	6,520	10,645
Estimated income tax impact from adjustments		—	42
Adjusted net loss (Non-GAAP)		$(139,450)	$(102,061)

		Three months ended June 30,
	Note	2026	2025

Research and Development Expenses		$142,631	$101,200
Adjustments:
Stock-based compensation	(1)	7,254	7,865
Adjusted research and development expenses (Non-GAAP)		$135,377	$93,335

		Three months ended June 30,
	Note	2026	2025

General and Administrative Expenses		$17,692	$26,024
Adjustments:
Stock-based compensation	(1)	6,520	10,645
Adjusted general and administrative expenses (Non-GAAP)		$11,172	$15,379

(1) Represents non-cash stock-based compensation expense

Contacts:
Investors
Keyur Parekh
keyur.parekh@roivant.com

Media
Stephanie Lee
stephanie.lee@roivant.com